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                      GENZYME CORPORATION AND SUBSIDIARIES
               EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                  USED IN COMPUTING EARNINGS PER SHARE AMOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                        1995                      1994                   1993
                                                                ----------------------   ------------------------     ----------
                                                                   COMMON                   COMMON                      COMMON
                                                                 AND COMMON   ASSUMING    AND COMMON     ASSUMING     AND COMMON
                                                                 EQUIVALENT   FULL        EQUIVALENT     FULL         EQUIVALENT
                                                                   SHARE      DILUTION      SHARE        DILUTION       SHARE
                                                                ----------    --------    ----------   -----------    ----------
APPLICABLE TO GENERAL DIVISION STOCK (C):
       Common stock outstanding, beginning of year ............    26,447       26,447       24,292        24,292        23,830
       Weighted average common stock issued during the year ...     1,319        2,441          178           178           208
       Weighted average common stock assuming
        exercise of options ...................................     1,378        1,506          546           596           703
       Weighted average common stock assuming
        exercise of warrants ..................................       948        1,026        1,153         1,202         1,509
       Weighted average common stock assuming conversion of
        6 3/4% Convertible Subordinated Notes .................        (A)       1,891           (A)        1,891            (B)
                                                                   ------       ------       ------        ------        ------
       Weighted average number of shares outstanding ..........    30,092       33,311       26,169        28,159        26,250
                                                                   ======       ======       ======        ======        ======
APPLICABLE TO TR STOCK (C):
       Common stock outstanding, beginning of year ............     8,675                     3,279                       3,217
       Weighted average common stock issued during the year ...       984                       299                          28
       Weighted average common stock assuming
        exercise of options ...................................        (B)                       (B)                         (B)
       Weighted average common stock assuming
        exercise of warrants ..................................        (B)                       (B)                         (B)
       Weighted average common stock assuming conversion of
        6 3/4% Convertible Subordinated Notes .................        (A)                       (A)                         (B)
                                                                   ------                    ------                      ------
       Weighted average number of shares outstanding ..........     9,659                     3,578                       3,245
                                                                   ======                    ======                      ======

(A) These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive, in the determination of weighted average shares assuming full dilution.

(B) The effect of assumed conversion is antidilutive.

(C) Computations for 1993 and 1994 give retroactive effect to the provisions of the Genzyme Stock Proposal and, accordingly, are pro-forma presentations.